Exhibit 10.21

JOANNE M. BECKETT, ESQ.

Vice President

Legal & Administrative Affairs

[LOGO

GOLDEN NUGGET]

April 26, 2000
HAND-DELIVERED

Fraternal Order of Eagles

Las Vegas Aerie 1213

1601 East Washington Avenue

Las Vegas, Nevada 89101

Gentlemen:

Pursuant to Paragraph 3 of that certain lease made and entered into the 4th day of September 1962, by and between the Trustees of Fraternal Order of Eagles, Las Vegas Aerie 1213, (“Landlord”), and GNLV, Corp., a Nevada corporation (“Tenant”), Tenant hereby gives notice of its intent to exercise a five-year lease extension which will extend the lease to and including August 31, 2005.

Please sign the enclosed copy of this letter where indicated and return in the enclosed envelope.

Very truly yours,

JOANNE M. BECKETT

/s/ Joanne M. Beckett
Vice President
Legal & Administrative Affairs

JMB/ljd

cc: John Foley

RECEIPT acknowledged this 12th day of May, 2000.

FRATERNAL ORDER OF EAGLES
LAS VEGAS AERIE 1213

By	/s/ James H. Gerhardt, Secretary-Trustee